SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

      THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into as of this 27th day of March, 1998 by and between (i) PRUBETA-3, a New Jersey general partnership ("Seller") and (ii) Mack-Cali Realty Acquisition Corp., a New Jersey corporation ("Acquisition"), Parsippany Campus Realty Associates, L.P. ("PCRA") Mack-Cali Realty, L.P. ("LP", and together with PCRA, "Buyer").

                                    RECITALS

      A. Seller and Acquisition are parties to that certain Purchase and Sale Agreement dated as of February 18, 1998, as amended by letter agreement dated February 27, 1998 (as so amended, the "Contract"), pursuant to which Seller agreed to sell and Acquisition agreed to purchase the portion of The Prudential Business Campus described therein, located in Parsippany, New Jersey and Hanover, New Jersey, upon the terms and conditions set forth in the Contract. Acquisition has assigned all of its right, title and interest to and under the Contract to LP, and LP has requested that Seller convey the Vacant Property to PCRA.

      B. Seller and Buyer now desire to amend the Contract upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS

      NOW THEREFORE, for and in consideration of the Recitals set forth above, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

      1. Recitals Incorporated; Certain Defined Terms. Capitalized terms that are not otherwise defined in this Amendment shall have the same meanings herein as are ascribed to such terms in the Contract.

      2. Permit Resolution. The following provision is hereby added to the Contract as Section 9.4:

A. Seller and Purchaser acknowledge that (i) Permit #14741, authorized under
Section 404 of the Clean Water Act (the "Permit"), expired on February 25, 1998,
(ii) that the applicable governmental authorities have not extended or renewed the Permit, and (iii) as a result, the "sickle-shaped" portion of the Vacant Property specifically identified on Exhibit P hereto (the "Identified Parcel") might be identified as "wetlands" and if so, could not be developed without further action. At Closing, Buyer shall receive a reduction in the Purchase Price in the amount of

Five Million Dollars ($5,000,000), and until the fifth (5th) anniversary of the Closing Date, Seller shall have the right to earn all or a portion of such Five Million Dollars ($5,000,000) as provided herein.

B. From and after the Closing Date, Seller shall lead the efforts, and Seller and Buyer shall use their respective good faith, reasonable efforts to work together, and with the applicable governmental and quasi-governmental authorities having jurisdiction over the Vacant Property, (i) to renew the Permit, which results in Buyer being in substantially the same position regarding the developability of the Identified Parcel as if the Permit had not expired, (ii) to obtain a new Clean Water Act Section 404 or comparable permit which results in Buyer being in substantially the same position regarding the developability of the Identified Parcel as if the Permit had not expired, or
(iii) by some other means obtaining a resolution, including, without limitation, obtaining a classification of the Identified Parcel by the applicable governmental authorities as non-wetlands, which results in Buyer being in substantially the same position regarding the developability of the Identified Parcel as if the Permit had not expired (any of the foregoing, a "Resolution"). To the extent necessary to achieve the Resolution, Buyer shall allow Seller, its agents and contractors, at Seller's cost and expense, access to the Identified Parcel, for any legitimate purpose related to Seller's rights and responsibilities hereunder; provided there is no unreasonable interference with the operation and/or development of the balance of the Vacant Property and Seller obtains Buyer's prior approval before any entry (which approval shall not be unreasonably conditioned, withheld or delayed). Seller hereby agrees to indemnify, defend and hold Buyer, and Buyer's partners, officers, directors, employees, agents and attorneys, harmless from and against any and all claims, costs, losses, liabilities, damages and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from personal injury or damage to tangible property caused by the entry and/or the conduct of activities upon the Vacant Property by Seller, its agents, contractors, subcontractors after the Closing Date.

C. Seller shall coordinate its efforts to achieve the Resolution with respect to the Identified Parcel with Buyer's efforts to develop the balance of the Vacant Property, and otherwise consult with and keep Buyer apprised as to the status of Seller's efforts to achieve the Resolution. Seller shall not file any material application (other than an application previously filed by Seller) or otherwise take any material action relating to the achievement of the Resolution without Buyer's prior consent, which shall not be unreasonably conditioned, withheld or delayed. Buyer shall cooperate with Seller in all reasonable respects in connection with Seller's efforts to achieve the Resolution, provided, however, under no circumstance shall Buyer be required to change its development plan for the portion of the Vacant Property shown on the Tax Map of the Township of Parsippany as Block 202, Lot 7.01 (the "Development Parcel") if such change would in any material adverse respect affect Buyer's ability to achieve the maximum development potential of the Development Parcel, or cause Buyer to incur any material additional cost or expense in connection with such development. Nothing herein shall be construed to require Buyer to pursue its development of the Development Parcel at any time if in Buyer's sole judgment such pursuit is not appropriate at such time. If Buyer elects to pursue such development, Buyer shall consult with Seller prior to taking any actions relating to wetlands issues affecting the Vacant Property, and shall coordinate such efforts with Seller so as not to unreasonably impair or delay the achievement of the Resolution.

D. If the Resolution is achieved on or before the fifth (5th) anniversary of the Closing Date, then within ten (10) business days after the date upon which the Resolution is achieved, Buyer shall pay to Seller the sum of Five Million Dollars ($5,000,000), and from and after such date Seller shall have no further rights, obligations, liabilities or duties relating in any way to the Resolution, the Identified Parcel, the Development Parcel, or the development or non-development thereof, and Buyer shall have no further obligations, liabilities or duties to pay Seller any additional consideration pursuant to this Section 9.4.

E. If the Resolution is not achieved on or before the fifth (5th) anniversary of the Closing Date, but on or before the fifth (5th) anniversary of the Closing Date Buyer nevertheless has obtained governmental approval (whether or not such approval is subject to the satisfaction of conditions, including, without limitation, obtaining building permits, but excluding any conditions relating to the developability of the Identified Parcel alone) to develop upon the Development Parcel an office project which includes in excess of Three Hundred Thousand (300,000) square feet of gross building area, without incurring additional material development costs which are necessary because of the expiration of the Permit, such as but not limited to the additional expense of constructing decked parking (the "Development Approval"), then within ten (10) business days after receiving the Development Approval, Buyer shall pay to Seller an amount determined by multiplying Five Million Dollars ($5,000,000) times a fraction, the numerator of which is the excess gross building area over Three Hundred Thousand (300,000) square feet for which Buyer shall have obtained the Development Approval, and the denominator of which is Two Hundred Thousand (200,000) (the "Formula"). If at any time or times thereafter, on or before the fifth (5th) anniversary of the Closing Date, Buyer obtains new or modified Development Approval for additional square footage, then within ten (10) business days after receiving any such additional Development Approval, Buyer shall pay to Seller an additional amount, calculated by applying the Formula to the additional square footage achieved in such subsequent Development Approval. At such time, if any, as Seller shall have earned Five Million Dollars ($5,000,000) pursuant to the Formula, Seller shall have no further rights, obligations, liabilities or duties relating in any way to the Resolution, the Identified Parcel, the Development Parcel, or the development or non-development thereof, and Buyer shall have no further obligations, liabilities or duties to pay Seller any additional consideration pursuant to this Section 9.4.

F. If on or before the third (3rd) anniversary of the Closing Date, Buyer shall sell the Development Parcel or any direct or indirect interest therein (except for any sale, transfer, issuance or redemption of the corporate shares or partnership interests of Mack-Cali Realty Corporation or Mack-Cali Realty, L.P., their respective successors or assigns, any mergers or consolidations concerning such parties, or any similar transactions) to an unrelated third party for a bona fide gross sale price or value (grossed up to 100%, if applicable, with respect to a sale or transfer of less than a 100% direct or indirect interest in the Property) of more than the applicable Base Price (as defined below), and Seller shall have received less than Five Million Dollars

($5,000,000) pursuant to Section D or Section E above, then not later than ten
(10) business days after the closing date of such sale or transfer, Buyer shall pay to Seller an amount equal to the excess, if any, of such gross sale price or value over the Base Price, up to a maximum payment to Seller of Five Million Dollars ($5,000,000), minus any amount previously received by Seller under Section E above. Buyer shall give Seller written notice upon Buyer reaching agreement upon a price or value for the Development Parcel, and shall provide Seller with any documentation reasonably requested by Seller which may bear upon the price to be paid for, or allocated to, the Development Parcel in connection with any such sale or other transfer. As used herein, "Base Price" shall mean
(i) Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) if the Closing of the transfer occurs before the first (1st) anniversary of the Closing Date,
(ii) Eight Million Six Hundred Sixty-Two Thousand Five Hundred Dollars ($8,662,500) if the Closing of the transfer occurs from and after the first
(1st) anniversary of the Closing Date and before the second (2nd) anniversary of the Closing Date, and (iii) Nine Million Ninety-Five Thousand Six Hundred Twenty-Five Dollars ($9,095,625) if the Closing of the transfer occurs from and after the second (2nd) anniversary of the Closing Date and before the third
(3rd) anniversary of the Closing Date. Buyer shall have no obligation to Seller with respect to the payment of all or any portion of the $5,000,000 pursuant to this Section E if the Closing of any sale of the Development Parcel or any direct or indirect interest therein shall occur after the third (3rd) anniversary of the Closing Date.

G. If neither the Resolution nor the Development Approval is achieved on or before the fifth (5th) anniversary of the Closing Date, and the Development Parcel shall not have been sold or transferred on or before the third (3rd) anniversary of the Closing Date as described above for more than the applicable Base Price, Buyer shall retain all or the applicable portion of the Five Million Dollars ($5,000,000) Purchase Price reduction provided for above, and from and after such date Seller shall have no further rights, obligations, liabilities or duties relating in any way to the Resolution, the Identified Parcel, the Development Parcel, or the development or non-development thereof, and Buyer shall have no further obligations, liabilities or duties to pay Seller any additional consideration pursuant to this Section 9.4.

H. Seller and Buyer agree to continue their respective efforts described above in Section (B) until the earlier of (i) the date upon which the Resolution is achieved, or (ii) the fifth (5th) anniversary of the Closing Date or (iii) the payment to Seller of $5,000,000 in the aggregate pursuant to this Section 9.4 (such earlier date, the "Sunset Date"). Until the Sunset Date, (a) Buyer agrees to expend such reasonable resources, including assigning personnel, retaining legal counsel and environmental experts and paying their respective fees and expenses, attending meetings, and spending money, as may be prudent or necessary to assist Seller in achieving the Resolution as provided in Section (B), including, without limitation, attending meetings, executing applications and other documents reasonably satisfactory to Buyer, and (b) Seller agrees to expend such reasonable resources, including assigning personnel and attending meetings, and retaining legal counsel and environmental experts and paying their respective fees and expenses, and, only if required by the applicable governmental and quasi-governmental authorities as a condition precedent to allowing the Resolution, paying the cost of filling the

Identified Parcel, performing site work, or taking any other physical action reasonably necessary to achieve the Resolution (but Seller shall not otherwise be obligated to expend money), as may be prudent or necessary to achieve the Resolution. Seller shall have no obligation with respect to any development, non-development or wetland issues relating to any portion of the Property other than the Identified Parcel.

I. The provisions of this Section 9.4 shall survive the Closing Date.

      3. Indemnity. The following is hereby added to the Contract as Section
9.5:

A. Prudential and EPV, the sole partners of Seller as of the date hereof, hereby jointly and severally agree to indemnify, defend, and hold Mack-Cali Realty Acquisition Corp., Mack-Cali Realty Corporation, Mack-Cali Realty, L.P., Parsippany Campus Realty Associates, L.P., and their respective successors and assigns (collectively, "MC") free and harmless, from and against any and all out-of-pocket damages, costs and expenses (including reasonable attorneys' fees and costs) incurred by MC, to the extent arising out of or resulting from any and all claims, suits, actions, proceedings or judgments (collectively, "GAB Claims") made by or in favor of GAB Business Services, Inc. and/or GAB Robins North America, Inc. (collectively "GAB") or their respective predecessors, successors or assigns or any other person or entity having an interest in GAB (collectively, the "GAB Entities") that the sale of the Property by Seller to Buyer violates or interferes with GAB's right of first refusal contained in that certain Lease to GAB Business Services, Inc. dated April 4, 1983 and that certain Lease to GAB Business Services, Inc. dated November 30, 1983 (collectively, the Lease"), including, without limitation, any injunction or other court order or judgment after the date hereof requiring Buyer and Seller to rescind the sale of the Property or any portion thereof, specifically excluding, however, (i) any lost profits or lost increases in value, which MC may allege that MC incurred as a result of any such rescission or other order or judgment but including any out-of-pocket losses incurred by MC as a result of any court order or judgment requiring MC to disgorge any amounts earned by MC from the Property during MC's period of ownership thereof, and (ii) any and all damages which may be assessed against MC as a result of actions MC takes after the date hereof to the extent such actions are taken without, or are inconsistent with, express written directions to MC from Prudential's counsel.

B. MC shall cooperate with PruBeta-3 and Prudential in all reasonable respects (and Prudential and EPV jointly and severally agree to reimburse MC for the out-of-pocket costs incurred by MC in connection with such cooperation) in connection with GAB Robins North America, Inc. v. PruBeta-3 et al., Docket No. MRS-L-187-98 and any other suits, actions or proceedings relating to or arising from the GAB Claims (collectively "Litigation"), and take such actions and execute such filings and other documents as may be reasonably necessary to comply with the strategies and directions selected by PruBeta-3 and Prudential and their counsel in connection with the Litigation. Seller shall direct its counsel to keep MC apprised as to the status of the GAB Claims and the Litigation and any new filings and promptly furnish MC with copies of all papers proposed to be issued by Seller and issued by GAB or the Court, to the extent not directly served upon MC by GAB or the Court. Prudential shall have the right to select and direct MC's counsel in connection with the Litigation, which shall not be the same counsel as Prudential's or PruBeta-3's counsel. Prudential hereby appoints, and MC accepts, Peter Bray as the attorney to initially represent MC in connection with the Litigation. If MC determines, in its reasonable judgment, that changing the counsel representing MC is warranted, then MC shall so notify Prudential, Prudential shall select new counsel for MC, and such new counsel shall be subject to MC's consent, not to be unreasonably withheld, conditioned or delayed. MC shall not assert that Prudential's and PruBeta-3's counsel should be disqualified to represent Prudential and/or PruBeta-3 in connection with the Litigation or any other matters as a result of any conflict of interest unless such conflict of interest results from Prudential's counsel undertaking representation of MC after the date hereof. Prudential shall have the right to settle any such claim for which Prudential and EPV have agreed to indemnify MC under this Section 9.5, provided Prudential and/or EPV duly perform the obligation to so indemnify MC in accordance with this Section 9.5. This indemnity contained in this Section 9.5 shall not be subject to the $4,050,000 limitation on maximum liability set forth in Section 14.16.

C. The provisions of this Section 9.5 shall survive the Closing Date.

      5. Allocation of Purchase Price. To correct an error, Section 2.3 of the Contract is hereby amended so that the "Developed Property Purchase Price" is One Hundred Twenty-Nine Million Five Hundred Thirty-Two Thousand and no/100 Dollars ($129,532,000), and the "Vacant Property Purchase Price" is Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) and no/100.

      5. Effect of Amendment. This Amendment modifies and amends the Contract. The terms and provisions hereof shall supersede any contrary terms and provisions contained in the Contract. The Contract, as hereby amended and modified, remains in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

               PRUBETA-3, a New Jersey general partnership

               By: The Prudential Insurance Company of America, as General Partner of PruBeta-3


                           By:
                              ---------------------------------------------

                           Name:
                                -------------------------------------------

                           Its Vice President

               By: Equity Parsippany Venture, a Colorado general partnership, as General Partner of PruBeta-3

                     By: U S West Real Estate, Inc., a Colorado corporation, as Managing Partner


                           By:
                              ---------------------------------------------

                           Name: Stewart A. Loewenstein

                           Its Vice President

               MACK-CALI REALTY ACQUISITION CORP.


                           By:
                              ---------------------------------------------

                           Name:
                                -------------------------------------------

                           Its:
                               --------------------------------------------

                               con't on next page

                        MACK-CALI REALTY, L.P., a Delaware limited partnership


                        By:
                           ---------------------------------------------------


                              By:
                                 ---------------------------------------------

                              Name:
                                   -------------------------------------------

                              Its:
                                  --------------------------------------------

                        PARSIPPANY CAMPUS REALTY ASSOCIATES, L.P.

                        By:   Mack-Cali Sub XII, Inc.


                              By:
                                 ---------------------------------------------

                              Name:
                                   -------------------------------------------

                              Its:
                                  --------------------------------------------

      The undersigned have executed this Amendment for the purpose of acknowledging their joint and several liability for their respective obligations set forth in Section 3 of this Amendment which are expressly denominated as being joint and several.

                        THE PRUDENTIAL INSURANCE COMPANY OF
                        AMERICA, as General Partner of PruBeta-3

                              By:
                                 ---------------------------------------------

                              Name:
                                   -------------------------------------------

                             Its Vice President

                       EQUITY PARSIPPANY VENTURE, a Colorado general partnership, as General Partner of PruBeta-3

                       By: U S West Real Estate, Inc., a Colorado corporation, as Managing Partner

                             By:
                                ---------------------------------------------

                             Name: Stewart A. Loewenstein

                             Its Vice President

                               con't on next page

      The undersigned, U S WEST FINANCIAL SERVICES, INC., a Colorado corporation ("USWFS"), hereby unconditionally and primarily guarantees the payment and performance by EPV of all of its obligations under Section 3 this Amendment without requiring Buyer or MC to pursue any other party before pursuing USWFS. USWFS hereby acknowledges that Buyer is relying on this guaranty in entering into this Amendment and in closing the transactions contemplated in hereunder; and that this guaranty is a material inducement to each of the foregoing. USWFS hereby acknowledges that it is an affiliate of the managing partner in EPV and is thereby receiving benefit from entering into this guaranty.

DATED: As of March ___, 1998.

                              U S WEST FINANCIAL SERVICES, INC.,
                              a Colorado corporation

                         By:
                            ----------------------------------------------------
                                    Stewart A. Loewenstein
                                    Vice President

                                                       February 27, 1998

                                    326-0852

VIA FACSIMILE

William N. Cinnamond, Jr.
J.P. Morgan Investment Management, Inc.
522 Fifth Avenue
New York, NY  10036

      Re:   Morris County (One & Five Sylvan Way)

Dear Mr. Cinammond:

      This letter confirms that Mack-Cali Realty Acquisition Corp. ("MC") has completed its due diligence pursuant Article 4 of that certain Purchase and Sale Agreement dated February 4, 1998 (the "Agreement") between Sylvan Way L.L.C. ("Sylvan") and MC and elects to proceed with the transaction.

      The parties to the Agreement hereby agree that the Purchase Price (as defined in Article 2 of the Agreement) is hereby reduced by $300,000.00.

      Please confirm Sylvan's agreement to said reduction of the Purchase Price by countersigning this letter and returning it to me by facsimile prior to 5:00 p.m. today. Thank you for your prompt attention to this matter.

                                                Very truly yours,


                                                John J. Ginley, III

AGREED AND ACCEPTED:

SYLVAN WAY L.L.C., a Virginia
limited liability company

By: System Realty Nineteen, Inc., a Virginia corporation


By:
    -------------------------------------
      Name:  William N. Cinnamond, Jr.
      Title: President

                        ADOPTION OF PARTNERSHIP AGREEMENT

      The undersigned hereby agrees: (I) to assume all of the rights and obligations of a Limited Partner (as defined in the Partnership Agreement referred to below); (ii) to be bound by the terms of the Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., dated as of December 11, 1997 (as amended from time to time, the "Partnership Agreement"); and (iii) that notices under the Partnership Agreement may be addressed to the undersigned at the address set forth below.

          THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK
                      SIGNATURES ARE ON THE FOLLOWING PAGE

                       Please date and sign the next page
      and provide an address to which notices pursuant to the Partnership
                            Agreement should be sent.

      IN WITNESS WHEREOF, the undersigned has executed this Adoption of Partnership Agreement as of this _____ day of ______________, 1998.


-------------------------------------

      By:
            -------------------------

      Title:
            -------------------------

      Address:
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